Exhibit 99.1

Amarin Reports First Quarter 2025 Financial Results

-- First Quarter 2025 Performance Reflects Contribution from Multiple Revenue Streams Across Geographies, Efforts to Support Strong Balance Sheet and Continued Strategic Execution to Maximize Global Value of VASCEPA®/VAZKEPA® --

-- Nasdaq Listing Compliance Regained Following Completed 1-For-20 ADS Ratio Change --

-- Company to Host Conference Call Today at 8:00 a.m. EDT --

DUBLIN, Ireland and BRIDGEWATER, N.J., May 7, 2025 -- Amarin Corporation plc (NASDAQ:AMRN), today announced financial results for the first quarter of 2025.

“As we begin 2025, our first quarter operational and financial performance reflects continued steady execution against our strategy to maximize the global value of VASCEPA®/VAZKEPA® while managing external pressures and exercising prudent financial management to maintain a strong capital structure,” said Aaron Berg, President & CEO, Amarin. “Our first quarter update underscores continued progress from our strategic initiatives to enhance revenue streams and drive value for our shareholders and patients alike. Looking ahead, our focus remains clear: capitalize on the significant opportunity in Europe, efficiently generate revenue and strong cash flow in the U.S. and Rest of World markets and tightly manage operating expenses to support our strong balance sheet. Underpinning this work is our disciplined evaluation of opportunities to expand the impact and untapped potential of VASCEPA/VAZKEPA to tackle the growing challenge of cardiovascular risk worldwide. That is our continued commitment to all Amarin stakeholders.”

First Quarter 2025 & Recent Operational Highlights

The Company continued to focus on its commercialization strategy for VASCEPA/VAZKEPA in the mature U.S. market and early-stages in Europe and Rest of World (RoW). The following is a summary of select highlights achieved in these markets during the quarter and more recently.

U.S.

•
The Company generated revenue of $35.7 million from branded VASCEPA despite numerous generic versions of the product currently available. The U.S. business remains profitable and continues to generate cash.
•
The Company retained all major exclusive accounts through the first quarter, which forms the basis for a majority of U.S. product sales and margin.
•
The Company has prepared a plan for an authorized generic (AG) version of VASCEPA and remains prepared to introduce an AG option when advantageous to the Company and to fully maximize the contribution from the product through its life cycle.

Europe

•
While the Company’s direct commercialization efforts remain in various early stages across the 10 markets where VAZKEPA is currently launched in Europe, aggregate in-market demand grew 16% sequentially quarter over quarter, evidence of increasing momentum.
•
Revenues continued to be driven primarily by Spain, the UK and Central Eastern European (CEE) markets.

•
In Italy, the Company continued to unlock market access across key regions ahead of broader commercial launch efforts, with 14 of 21 regions now with patient access secured, representing more than 85% of the total VAZKEPA eligible population in this important EU 5 market.
•
In Austria, national reimbursement for VAZKEPA was secured, and as of April 1, 2025, VAZKEPA is included in Austria’s Code of Reimbursement (EKO) and available to patients, providing a critically important commercialization path to driving patient uptake in the coming quarters.

Rest of World (RoW)

•
While commercialization remains in the early stages in this important source of future growth, in-market RoW demand grew sequentially quarter over quarter in all geographies where the Company's partners have launched VASCEPA/VAZKEPA.
•
In China, the Company’s partner, Edding, continued to advance commercialization of VASCEPA in cardiovascular risk reduction (CVRR) through the private market. Edding’s commercial efforts are currently focused on expanding patient uptake by targeting the top private hospitals across the country. Edding also continues working towards submission of the product for National Reimbursement Drug Listing (NRDL) in 2026. It is estimated that 330 million patients suffer from CVD in China,i and that China has one of the highest CVD death rates in the world.ii
•
In Australia, the Company’s partner, CSL Seqirus, with support from Amarin, provided substantial scientific evidence for the National Heart Foundation of Australia and the Cardiac Society of Australia and New Zealand clinical guidance on diagnosing and managing acute coronary syndromes (ACS), which now includes VAZKEPA (icosapent ethyl – IPE) within the Post-ACS Pharmacotherapy section. According to the Australian Institute of Health and Welfare (AIHW), approximately 1.3 million patients in Australia have established cardiovascular disease (CVD).iii
•
In Saudi Arabia (KSA), the Company’s partner, Biologix, continued to make progress with the Ministry of Health in pursuing VASCEPA’s inclusion on the public health formulary. There is an urgent need to address cardiovascular disease (CVD) in KSA, where more than 30% of adults (18 years) are at risk of a CVD event.iv
•
In seven additional RoW markets, the Company and its partners made further progress in advancing the regulatory processes for VASCEPA/VAZKEPA, including in Southeast Asia, and are being pursued in coordination with the Company's partner, Lotus Pharmaceuticals. The Company continues to anticipate the first approval from these markets in 2026.

First Quarter 2025 Financial Results

($ in millions)	Three months ended March 31, 2025	Three months ended March 31, 2024	% Change
Total Net Revenue	$42.0	$56.5	-26%
Operating Expenses	$41.9	$45.5	-8%
Cash	$281.8	$308.2	-9%

Total net revenue for the three months ended March 31, 2025 was $42.0 million, compared to $56.5 million in the corresponding period of 2024, a decrease of 26%. Net product revenue for the three months ended March 31, 2025 was $41.0 million, compared to $55.2 million in the corresponding period of 2024, a decrease of 26%. In both instances, the decrease was driven primarily by a lower net selling price due to U.S. generic competition as well as a reduction in volume.

The specific components of net product revenue are as follows:

•
U.S.: $35.7 million for the three months ended March 31, 2025 compared to $48.1 million in the corresponding period of 2024.

•
Europe: $5.4 million for the three months ended March 31, 2025 compared to $1.9 million in the corresponding period of 2024.
•
Rest of World (RoW): Less than $0.1 million for the three months ended March 31, 2025, compared to $5.2 million in the corresponding period of 2024.

Importantly, the Company did not experience any impact to its overall financial results related to U.S. or ex-U.S. tariffs. The Company does not anticipate a material impact to its business or financial results related to U.S. or ex-U.S. tariffs moving forward.

Cost of goods sold for the three months ended March 31, 2025 was $16.9 million, compared to $24.6 million in the corresponding period of 2024, driven primarily by a reduction in sales. Gross margin on net product sales for the three months ended March 31, 2025 was 59% versus 55% in the prior year period, driven primarily by changes in customer mix.

Selling, general and administrative expenses for the three months ended March 31, 2025 were $36.6 million, compared to $39.9 million in the corresponding period of 2024. This decrease primarily reflects the Company's continued efficient use of cash and operating expenses.

Research and development expenses for the three months ended March 31, 2025 were $5.3 million, compared to $5.6 million in the corresponding period of 2024.

Under U.S. GAAP, the Company reported net loss of $15.7 million for the three months ended March 31, 2025, or basic and diluted loss per share of $0.04. For the three months ended March 31, 2024, the Company reported net loss of $10.0 million, or basic and diluted loss per share of $0.02.

On a non-GAAP basis, adjusted net loss for the three months ended March 31, 2025 was $9.4 million or adjusted basic and diluted loss per share of $0.02, compared with an adjusted net loss of $4.7 million or adjusted basic and diluted loss per share of $0.01 for the three months ended March 31, 2024.

As of March 31, 2025, the Company reported aggregate cash and investments of $281.8 million, compared to aggregate cash and investment of $308.2 million as of March 31, 2024.

Regains Nasdaq Listing Compliance Following Completed 1-For-20 ADS Ratio Change

The Company completed a Ratio Change on its American Depositary Shares (“ADS”) from one (1) ADS representing one (1) ordinary share, to the new ratio of one (1) ADS representing twenty (20) ordinary shares (the "Ratio Change"). The effective date of the Ratio Change was April 11, 2025. The objective of the Ratio Change was to maintain the Company’s listing on the Nasdaq Capital Market ("Nasdaq") and to preserve the Company’s long-term access to the equity capital markets. As a result of the completion of the Ratio Change, the Company’s revised total ADSs outstanding was 20,718,529.

Following the successful Ratio Change on April 11, 2025, the Company announced on April 29, 2025 that it received notice that it had regained compliance with the Nasdaq continued listing standard for the minimum share price under Rule 5550(a)(2) of the Nasdaq Listing Qualifications. Accordingly, the Company’s American Depository Shares have regained compliance with Listing Rule 5550(a)(2). Nasdaq now considers this matter closed.

For further information regarding the Ratio Change, please refer to the press release issued on April 9, 2025. Additional questions and answers regarding the Ratio Change can be found under the Investor Relations section of Amarin’s corporate web site.

First Quarter 2025 Earnings Conference Call and Webcast Information

Amarin will host a conference call on May 7, 2025, at 8:00 a.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the Company's website at www.amarincorp.com, or via telephone by dialing 888-506-0062 within the United States, 973-528-0011 from outside the United States, and referencing conference ID 253130. A replay of the call will be made available for a period of two weeks following the conference call. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 52230. A replay of the call will also be available through the Company's website shortly after the call.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty-five million times. In addition to the United States, VASCEPA is approved and sold in Canada, China, Australia, Lebanon, the United Arab Emirates, Saudi Arabia, Qatar, Bahrain, and Kuwait. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in Great Britain (applying to England, Scotland and Wales). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Finland, England/Wales, Spain, Netherlands, Scotland, Greece, Portugal, Italy, Denmark and Austria.

United States
Indications and Limitation of Use

VASCEPA is indicated:

•
As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
o
established cardiovascular disease or
o
diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•
VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.ema.europa.eu/en/documents/product-information/vazkepa-epar-product-information_en.pdf

Globally, prescribing information varies; refer to the individual country product label for complete information.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2024 and the potential impact and outlook for achievements in 2025 and beyond; Amarin’s 2025 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; expectations regarding potential strategic collaboration and licensing agreements with third parties, including our ability to attract additional collaborators, as well as our plans and strategies for entering into potential strategic collaboration and licensing agreements and the overall potential and future success of VASCEPA/VAZKEPA and Amarin that are based on the beliefs and assumptions and information currently available to Amarin. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s quarterly report on Form 10-Q for the period ending March 31, 2025 and annual report on Form 10-K for the fiscal year ended 2024. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate. Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited

	March 31, 2025	December 31, 2024
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$119,524	$121,038
Restricted cash	300	300
Short-term investments	162,263	173,182
Accounts receivable, net	106,734	122,279
Inventory	159,490	166,048
Prepaid and other current assets	24,750	12,552
Total current assets	573,061	595,399
Property, plant and equipment, net	15	16
Long-term inventory	57,404	64,740
Operating lease right-of-use asset	8,363	7,592
Other long-term assets	1,174	1,213
Intangible asset, net	15,660	16,389
TOTAL ASSETS	$655,677	$685,349
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$45,661	$40,366
Accrued expenses and other current liabilities	116,747	139,583
Total current liabilities	162,408	179,949
Long-Term Liabilities:
Long-term operating lease liability	7,940	7,723
Other long-term liabilities	11,642	11,501
Total liabilities	181,990	199,173
Stockholders’ Equity:
Common stock	308,152	305,298
Additional paid-in capital	1,916,223	1,914,750
Treasury stock	(66,445)	(65,326)
Accumulated deficit	(1,684,243)	(1,668,546)
Total stockholders’ equity	473,687	486,176
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$655,677	$685,349

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended March 31,
	(in thousands, except per share amounts)
	2025	2024
Product revenue, net	$41,035	$55,156
Licensing and royalty revenue	982	1,363
Total revenue, net	42,017	56,519
Less: Cost of goods sold	16,887	24,615
Gross margin	25,130	31,904
Operating expenses:
Selling, general and administrative (1)	36,573	39,889
Research and development (1)	5,312	5,598
Total operating expenses	41,885	45,487
Operating loss	(16,755)	(13,583)
Interest income, net	2,872	3,383
Other income, net	253	1,545
Loss from operations before taxes	(13,630)	(8,655)
Provision for income taxes	(2,067)	(1,298)
Net loss	$(15,697)	$(9,953)
Loss per share:
Basic	$(0.04)	$(0.02)
Diluted	$(0.04)	$(0.02)
Weighted average shares:
Basic	413,422	410,146
Diluted	413,422	410,146

(1) - Excluding non-cash stock-based compensation, selling, general and administrative expenses were $33,045 and $35,677 for the three months ended March 31, 2025 and 2024, respectively, and research and development expenses were $4,513 and $4,592, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET LOSS
Unaudited

	Three months ended March 31,
	(in thousands, except per share amounts)
	2025	2024
Net loss for EPS - GAAP	(15,697)	(9,953)
Stock-based compensation expense	4,327	5,218
ADS Ratio Change Fees	2,015	—
Net loss for EPS - non-GAAP	$(9,355)	$(4,735)

Loss per share:
Basic - non-GAAP	$(0.02)	$(0.01)
Diluted - non-GAAP	$(0.02)	$(0.01)

Weighted average shares:
Basic	413,422	410,146
Diluted	413,422	410,146

i The Writing Committee of the Report on Cardiovascular Health and Diseases in China. Report on Cardiovascular Health and Diseases in China 2021: An Updated Summary[J]. Biomedical and Environmental Sciences, 2022, 35(7): 573-603. doi: 10.3967/bes2022.079

ii World Heart Federation Fact Sheet: Cardiovascular Disease in China. chrome-extension://efaidnbmnnnibpcajpcglclefindmkaj/https://world-heart-federation.org/wp-content/uploads/2017/05/Cardiovascular_diseases_in_China.pdf

iii Vazkepa® (icosapent ethyl): Summary of Product Characteristics. Available from: https://www.ema.europa.eu/en/documents/product-information/vazkepa-epar-product-information_en.pdf [accessed Nov 2022

iv Saudi Health Council – National Heart Center. Cardiovascular Disease: A Public Health Priority. March 2022. chrome-extension://efaidnbmnnnibpcajpcglclefindmkaj/https://shc.gov.sa/Arabic/NHC/Activities/Documents/Cardiovascular%20disease%20in%20KSA%20-%20a%20public%20health%20priority.pdf (Accessed May 2, 2023).